UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 2, 2018

Triumph Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Texas	001-36722	20-0477066
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12700 Park Central Drive, Suite 1700
Dallas, Texas	75251
(Address of principal executive offices)	(Zip Code)

(214) 365-6900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01. Other Events.

On June 2, 2018, Advance Business Capital LLC (“Purchaser”), a Delaware limited liability company and an indirect wholly owned subsidiary of Triumph Bancorp, Inc., a Texas corporation (the “Company”), completed its previously announced transaction to acquire substantially all of the operating assets of, and assume certain liabilities associated with, Interstate Capital Corporation’s (“ICC”) accounts receivable factoring business and other related financial services for a premium of approximately $35.5 million in cash pursuant to the terms of the Asset Purchase Agreement (the “Purchase Agreement”), by and among the Company (solely for purposes of certain specified sections of the Purchase Agreement), Purchaser, ICC, and certain affiliates and shareholders of ICC (together with ICC, the “Sellers”).  Pursuant to and subject to the terms of the Purchase Agreement, an additional earnout of up to $22 million may be payable to the Sellers on the 30-month anniversary of the closing.

In connection with the closing of the transaction contemplated in the Purchase Agreement, the Company (solely for purposes of certain specified sections of the Purchase Agreement), Purchaser and Sellers entered into a closing letter agreement (the "Closing Letter Agreement").

The descriptions of the Asset Purchase Agreement and the Closing Letter Agreement contained in this Item 8.01 do not purport to be complete and are qualified in their entirety by reference to the Asset Purchase Agreement, a copy of which was filed as Exhibit 2.3 to the Company's Current Report on 8-K filed on April 9, 2018, and is incorporated in this Current Report on Form 8-K by reference, and the Closing Letter Agreement, a copy of which is filed as Exhibit 2.2 to this Current Report on Form 8-K.

On June 4, 2018, the Company issued a press release announcing the completion of the acquisition. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)Exhibits.

Exhibit No.	Description
2.1

Asset Purchase Agreement, dated as of April 9, 2018, by and among Triumph Bancorp, Inc., Advance Business Capital LLC, Interstate Capital Corporation, and certain affiliates and shareholders of ICC incorporated by reference to Exhibit 2.3 to Form 8-K filed with the SEC on April 9, 2018*

2.2

Closing Letter Agreement, dated as of June 2, 2018, as an amendment to Asset Purchase Agreement, dated as of April 9, 2018, by and among Triumph Bancorp, Inc., Advance Business Capital LLC, Interstate Capital Corporation, and certain affiliates and shareholders of ICC*

99.1	Press release, dated June 4, 2018

*The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.

EXHIBIT INDEX

Exhibit No.	Description
2.1

Asset Purchase Agreement, dated as of April 9, 2018, by and among Triumph Bancorp, Inc., Advance Business Capital LLC, Interstate Capital Corporation, and certain affiliates and shareholders of ICC incorporated by reference to Exhibit 2.3 to Form 8-K filed with the SEC on April 9, 2018*

2.2

Closing Letter Agreement, dated as of June 2, 2018, as an amendment to Asset Purchase Agreement, dated as of April 9, 2018, by and among Triumph Bancorp, Inc., Advance Business Capital LLC, Interstate Capital Corporation, and certain affiliates and shareholders of ICC*

99.1	Press release, dated June 4, 2018

*The schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the SEC upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRIUMPH BANCORP, INC.

By:	/s/ Adam D. Nelson
Name: Adam D. Nelson Title: Executive Vice President and General Counsel

Date:  June 4, 2018

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